Exhibit 99.1

Janus Midco, LLC

Consolidated Financial Statements

For the Period Ended March 27, 2021 and the Period Ended March 28, 2020

Janus Midco, LLC

Consolidated Balance Sheets

	March 27,	December 26,
	2021	2020
	(Unaudited)
ASSETS
Current Assets
Cash	$64,504,035	$45,254,655
Accounts receivable, less allowance for doubtful accounts; $3,887,000 and $4,485,000, at March 27, 2021 and December 26, 2020, respectively	74,298,101	75,135,295
Costs and estimated earnings in excess of billing on uncompleted contracts	12,319,195	11,398,934
Inventory, net	30,223,806	25,281,521
Prepaid expenses	5,632,366	5,949,711
Other current assets	11,108,943	5,192,386

Total current assets	$198,086,446	$168,212,502
Property and equipment, net	31,737,021	30,970,507
Customer relationships, net	303,917,260	309,472,398
Tradename and trademarks	85,792,538	85,597,528
Other intangibles, net	17,010,190	17,387,745
Goodwill	260,363,156	259,422,822
Other assets	1,839,573	2,415,243

Total assets	$898,746,184	$873,478,745

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$35,530,541	$29,889,057
Billing in excess of costs and estimated earnings on uncompleted contracts	19,871,491	21,525,319
Current maturities of long-term debt	6,346,071	6,523,417
Other accrued expenses	46,328,873	37,164,627

Total current liabilities	$108,076,976	$95,102,420
Long-term debt, net	617,507,580	617,604,254
Deferred tax liability	14,523,870	15,268,131
Other long-term liabilities	2,779,351	4,631,115

Total liabilities	$742,887,777	$732,605,920

MEMBERS’ EQUITY
Common units, 21,005 units authorized, 19,745 and 19,745 issued, 4,926 and 4,478 outstanding at March 27, 2021 and December 26, 2020, respectively	313,301	261,425
Preferred units, 189,044 issued and outstanding at March 27, 2021 and December 26, 2020, respectively	189,043,734	189,043,734
Accumulated other comprehensive income (loss)	83,608	(227,160)
Accumulated deficit	(33,582,236)	(48,205,174)

Total members’ equity	$155,858,407	$140,872,825

Total liabilities and members’ equity	$898,746,184	$873,478,745

See accompanying Notes to the Consolidated Financial Statements

Janus Midco, LLC

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended
	March 27, 2021	March 28, 2020
	(Unaudited)	(Unaudited)
REVENUE
Sales of product	$121,696,226	$108,110,910
Sales of services	31,128,042	29,702,885

Total revenue	152,824,268	137,813,795
Cost of Sales	99,530,970	89,684,858

GROSS PROFIT	53,293,298	48,128,937
OPERATING EXPENSE
Selling and marketing	9,458,127	10,260,283
General and administrative	19,586,307	17,680,578

Operating Expenses	29,044,434	27,940,861

INCOME FROM OPERATIONS	24,248,864	20,188,076
Interest expense	(8,126,070)	(9,941,148)
Other income (expense)	(1,558,867)	75,327

Other Expense, Net	(9,684,937)	(9,865,821)

INCOME BEFORE TAXES	14,563,927	10,322,255
(Benefit) Provision for Income Taxes	(154,894)	370,225

NET INCOME	$14,718,821	$9,952,030

Other Comprehensive Income (Loss)	310,768	(3,531,485)

COMPREHENSIVE INCOME	$15,029,589	$6,420,545

Net income attributable to preferred unit holders	14,718,821	9,952,030

Net income (loss) attributable to common unit holders	$—	$—

Weighted-average Class B common units outstanding, basic and diluted (Note 14)
Basic	4,907	2,964
Diluted	9,410	8,701
Net income (loss) per Class B common unit, basic and diluted (Note 14)
Basic	$—	$—
Diluted	$—	$—

See accompanying Notes to the Consolidated Financial Statements.

Janus Midco, LLC

Consolidated Statement of Changes in Members’ Equity (Unaudited)

	Class B Common Units		Class A Preferred Units		Accumulated Other Comprehensive Income (Loss)	Accumulated Equity (Deficit)	Total
	Unit	Amount	Unit	Amount
Balance as of December 28, 2019	2,599	$91,278	189,044	$189,043,734	$(2,152,685)	$(56,088,082)	$130,894,245

Number of Class B units vested	373	—	—	—	—	—	—
Distributions to Class A preferred units	—	—	—	—	—	(54,484)	(54,484)
Share-based compensation	—	27,693	—	—	—	—	27,693
Cumulative translation adjustment	—	—	—	—	(3,531,485)	—	(3,531,485)
Net income	—	—	—	—	—	9,952,030	9,952,030

Balance as of March 28, 2020	2,972	$118,971	189,044	$189,043,734	$(5,684,170)	$(46,190,536)	$137,287,999

	Class B Common Units		Class A Preferred Units		Accumulated Other Comprehensive Income (Loss)	Accumulated Equity (deficit)	Total
	Unit	Amount	Unit	Amount
Balance as of December 26, 2020	4,478	$261,425	189,044	$189,043,734	(227,160)	(48,205,174)	140,872,825

Number of Class B units vested	448	—	—	—	—	—	—
Distributions to Class A preferred units	—	—	—	—	—	(95,883)	(95,883)
Share-based compensation	—	51,876	—	—	—	—	51,876
Cumulative translation adjustment	—	—	—	—	310,768	—	310,768
Net income	—	—	—	—	—	14,718,821	14,718,821

Balance as of March 27, 2021	4,926	$313,301	189,044	$189,043,734	$83,608	$(33,582,236)	$155,858,407

See accompanying Notes to the Consolidated Financial Statements

Janus Midco, LLC

Consolidated Statements of Cash Flows

	Three Months Ended
	March 27, 2021	March 28, 2020
	(Unaudited)	(Unaudited)
Cash Flows Provided By Operating Activities
Net income	$14,718,821	$9,952,030
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,472,999	1,429,921
Intangible amortization	6,832,144	6,709,550
Deferred finance fee amortization	753,509	805,517
Share based compensation	51,876	27,693
Loss on extinguishment of debt	1,421,292	—
Loss on sale of assets	60,794	18,489
Undistributed earnings (losses) of affiliate	(39,631)	16,804
Deferred income taxes	(767,658)	—
Changes in operating assets and liabilities
Accounts receivable	837,194	(8,881,522)
Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts	(920,261)	8,096,424
Prepaid expenses and other current assets	20,047	(1,519,902)
Inventory	(4,942,285)	(1,845,722)
Accounts payable	5,641,484	5,922,331
Other accrued expenses	1,868,381	(263,543)
Other assets and long-term liabilities	(1,448,691)	(149,237)

Net Cash Provided By Operating Activities	25,560,015	20,318,833

Cash Flows Used In Investing Activities
Proceeds from sale of equipment	55,409	5,458
Purchases of property and equipment	(2,363,240)	(1,832,127)
Cash paid for acquisition, net of cash acquired	(1,564,957)	(4,592,779)

Net Cash Used In Investing Activities	(3,872,788)	(6,419,448)

Cash Flows Used In Financing Activities
Distributions to members	(95,883)	(54,484)
Principal payments on long-term debt	(1,630,854)	(1,630,854)
Deferred financing fees	(765,090)	—

Cash Used In Financing Activities	$(2,491,827)	$(1,685,338)

Effect of exchange rate changes on cash and cash equivalents	53,980	(880,394)

Net Increase in Cash and Cash Equivalents	$19,249,380	$11,333,653

Cash and Cash Equivalents, Beginning of Fiscal Year	$45,254,655	$19,905,598

Cash and Cash Equivalents as of March 27, 2021 and March 28, 2020	$64,504,035	$31,239,251

Supplemental Cash Flows Information
Interest paid	$11,292,355	$9,072,238
Income taxes paid	$321,015	$468,480
Deferred transaction costs related to Juniper merger	$8,032,112	—

See accompanying Notes to the Consolidated Financial Statements

Janus Midco, LLC

Notes to Consolidated Financial Statements

1. Nature of Operations

Janus Midco LLC (“Midco” or “Janus”) is a holding company. Janus International Group, LLC (the “Company”) is a wholly-owned subsidiary of Janus Intermediate, LLC (“Intermediate”). Intermediate is a wholly-owned subsidiary of Midco. These entities are all incorporated in the state of Delaware. The Company is a global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions including: roll up and swing doors, hallway systems, relocatable storage units, and facility and door automation technologies with manufacturing operations in Georgia, Texas, Arizona, Indiana, North Carolina, United Kingdom, Australia, and Singapore.

In 2018, the Company was a wholly-owned subsidiary of Midco, which was a wholly-owned subsidiary of Janus Group Holdings, LLC (“Former Parent”). On February 12, 2018, Midco was acquired by a private equity group, and Midco became the subsidiary of Jupiter Intermediate Holdco, LLC (the “Holdco”) which holds majority equity interest in Midco. As part of the acquisition, Janus Intermediate, LLC, a new entity, became the 100% equity owner of the Company and a wholly-owned subsidiary of Midco. Holdco is a wholly owned subsidiary of Jupiter Topco, L.P. which is wholly-owned by the private equity group. The Company also holds 100% equity in various subsidiaries. As a result of the change of control of the Company, Midco has applied the acquisition method of accounting with respect to the assets and liabilities of the Company, which have been remeasured at their estimated fair value as of the date of the transaction.

The Company’s wholly owned subsidiary, Janus International Europe Holdings Ltd. (UK) (“JIE”), owns 100% of the equity of Janus International Europe Ltd. (UK), a company incorporated in England and Wales, and its subsidiary Steel Storage France (s.a.r.l), a company incorporated in France. JIE owns 100% of the equity for Active Supply & Design (CDM) Ltd. (UK) (“AS&D”), a company incorporated in England and Wales and 100% of the equity for Steel Storage Australia & Asia (“Steel Storage”), companies incorporated in Australia and Singapore.

The Company’s wholly owned subsidiary, Janus Cobb Holdings, LLC (“Cobb”), owns 100% of the equity of Asta Industries, Inc. (“ASTA”), a company incorporated in Georgia, and its subsidiary Atlanta Door Corporation, a company incorporated in Georgia. Cobb also owns 100% of the equity of Nokē, Inc. (“NOKE”), a company incorporated in Delaware, and Betco, Inc. (“BETCO”), a company also incorporated in Delaware.

On January 2, 2020, the Company’s wholly owned subsidiary JIE, purchased 100% of the outstanding shares of Steel Storage.

On December 21, 2020, the Company entered into a Business Combination Agreement with Juniper Industrial Holdings Inc. Immediately following the closing of the proposed transaction, the post-combination company intends to change its name to Janus International Group, Inc. and expects to trade on the NYSE under the ticker symbol “JBI”, pending NYSE approval. The Company and its subsidiaries become the surviving company listed on the NYSE. As of the date of these consolidated financial statements, the business combination is still pending and subject to SEC and shareholder review and approval.

On January 18, 2021, the Company, through its wholly owned subsidiary Steel Storage acquired 100% of the net assets of G & M Stor-More Pty Ltd (“G&M”) as more fully described in Note 9 Business Combinations.

Assets held at foreign locations were approximately $55,303,000 and $53,424,000 as of March 27, 2021 and December 26, 2020, respectively. Revenues earned at foreign locations totaled approximately $12,560,000 and $12,289,000 for the three months ended March 27, 2021 and March 28, 2020, respectively.

Janus Midco, LLC

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information.

In the opinion of the Company’s management, the unaudited consolidated financial statements include all adjustments necessary for the fair presentation of the Company’s balance sheet as of March 27, 2021 and its results of operations, including its comprehensive income (loss), members’ equity and its cash flows for the three months ended March 27, 2021 and March 28, 2020. The results for the three months ended March 27, 2021 are not necessarily indicative of the results to be expected for any subsequent quarter or for the fiscal year ending January 1, 2022.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company’s joint venture is accounted for under the equity method of accounting. All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying unaudited consolidated financial statements should be read in conjunction with the Company’s financial statements for the year ended December 26, 2020 included in the Form S-4 filed on February 8, 2021.

Use of Estimates in the Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include, but are not limited to, the recognition of the valuations of unit-based compensation arrangements, the useful lives of property and equipment, revenue recognition, allowances for uncollectible receivable balances, fair values and impairment of intangible assets and goodwill acquired through business combinations, and assumptions used in the recognition of contract assets.

Coronavirus Outbreak

COVID-19 outbreak will continue to have a negative impact on our operations, supply chain, transportation networks and customers. The impact on our business and the results of operations included temporary closure of our operating locations, or those of our customers or suppliers, among others. In addition, the ability of our employees and our suppliers’ and customers’ employees to work may be significantly impacted by individuals contracting or being exposed to COVID-19, which may significantly hamper our production throughout the supply chain and constrict sales channels. The extent of these factors are uncertain and cannot be predicted. Our consolidated financial statements reflect estimates and assumptions made by management as of March 27, 2021. Events and changes in circumstances arising after March 27, 2021, including those resulting from the impacts of COVID-19 pandemic, will be reflected in management’s estimates for future periods.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The Company qualifies as an “Emerging Growth Company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to adopt the new or revised standard at the same time periods as private companies.

Shipping and Handling (Revenue & Cost of Sales)

The Company records all amounts billed to customers in sales transactions related to shipping and handling as revenue earned for the goods provided. Shipping and handling costs are included in cost of sales. Shipping and handling costs were approximately $7,104,000 and $5,923,000 for the three months ended March 27, 2021 and March 28, 2020, respectively.

Inventories

Inventories are measured using the first-in, first-out (FIFO) method. Labor and overhead costs associated with inventory produced by the Company are capitalized. Inventories are stated at the lower of cost or net realizable value as of March 27, 2021 and December 26, 2020. The Company has recorded a reserve for inventory obsolescence as of March 27, 2021 and December 26, 2020, of approximately $1,792,000 and $1,964,000, respectively.

Property and Equipment

Property and equipment acquired in business combinations are recorded at fair value as of the acquisition date and are subsequently stated less accumulated depreciation. Property and equipment otherwise acquired are stated at cost less accumulated depreciation. Depreciation is charged to expense on the straight-line basis over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or their respective useful lives. Maintenance and repairs are charged to expense as incurred.

The estimated useful lives for each major depreciable classification of property and equipment are as follows

Manufacturing machinery and equipment	3-7 years
Office furniture and equipment	3-7 years
Vehicles	3-5 years
Leasehold improvements	3-20 years

Other Current Assets

Other current assets consist primarily of deferred transaction related costs associated with the proposed Business Combination with Juniper of $8,829,000 and $3,444,000 as of March 27, 2021 and December 26, 2020, respectively, vendor rebates receivable, and VAT and income tax receivable.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Fair Value Measurement

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. A three-tiered hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value. This hierarchy requires that the Company use observable market data, when available, and minimize the use of unobservable inputs when determining fair value:

•	Level 1, observable inputs such as quoted prices in active markets;

•	Level 2, inputs other than the quoted prices in active markets that are observable either directly or indirectly;

•	Level 3, unobservable inputs in which there is little or no market data, which requires that the Company develop its own assumptions.

The fair value of the Company’s debt approximates its carrying amount as of March 27, 2021 and December 26, 2020. To estimate the fair value of the Company’s long term debt, the Company utilized fair value based risk measurements that are indirectly observable, such as credit risk that fall within Level 2 of the Fair Value hierarchy. The fair value of cash, accounts receivable, less allowance for doubtful accounts and account payable approximate the carrying amounts due to the short-term maturities of these instruments.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13, as subsequently amended for various technical issues, is effective for emerging growth companies following private company adoption dates for fiscal years beginning after December 15, 2022 and for interim periods within those fiscal years. The Company is currently evaluating the impact of this standard to the consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This update removes Step 2 of the goodwill impairment test under current guidance, which requires a hypothetical purchase price allocation. The new guidance requires an impairment charge to be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value. Upon adoption, the guidance is to be applied prospectively. ASU 2017-04 is effective for Emerging Growth Companies in fiscal years beginning after December 15, 2021, with early adoption permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of the adoption of ASU 2017-04 on the consolidated financial statements and does not expect a significant impact of the standard on the consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This standard provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. The ASU is effective and may be applied beginning March 12, 2020, and will apply through December 31, 2022. Janus is currently evaluating the impact this adoption will have on Janus’ consolidated financial statements.

Janus Midco, LLC

Notes to Consolidated Financial Statements

In June 2020, the FASB issued ASU 2020-05, deferring the effective date for ASC 842, Leases, for one year. For private companies, the leasing standard will be effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption would continue to be allowed. The Company is evaluating the impact the standard will have on the consolidated financial statements; however, the standard is expected to have a material impact on the consolidated financial statements due to the recognition of additional assets and liabilities for operating leases.

In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain convertible instruments, amends guidance on derivative scope exceptions for contracts in an entity’s own equity, and modifies the guidance on diluted earnings per share (EPS) calculations as a result of these changes. The standard will be effective for Janus beginning February 7, 2022 and can be applied on either a fully retrospective or modified retrospective basis. Early adoption is permitted for fiscal years beginning after December 15, 2020. Janus is currently evaluating the impact of this standard on Janus’ consolidated financial statements.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which have been adopted or will be adopted as applicable, management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial position or results of operations.

3. Inventories

The major components of inventories at :

	March 27,	December 26,
	2021	2020
Raw materials	$20,751,292	$17,431,731
Work-in-process	918,914	637,109
Finished goods	8,553,600	7,212,681

	$30,223,806	$25,281,521

4. Property and Equipment

Property, equipment, and other fixed assets as of March 27, 2021 and December 26, 2020 are as follows:

	March 27,	December 26,
	2021	2020
Land	$3,361,295	$3,361,295
Manufacturing machinery and equipment	27,483,926	26,446,933
Leasehold improvements	5,029,871	5,127,065
Construction in progress	3,236,428	2,170,193
Other	8,532,772	8,084,391

	$47,644,292	$45,189,877
Less accumulated depreciation	(15,907,271)	(14,219,370)

	$31,737,021	$30,970,507

Janus Midco, LLC

Notes to Consolidated Financial Statements

5. Acquired Intangible Assets and Goodwill

Intangible assets acquired in a business combination are recognized at fair value and amortized over their estimated useful lives. The carrying basis and accumulated amortization of recognized intangible assets at March 27, 2021 and December 26, 2020, were as follows:

	March 27,			December 26,
	2021			2020
	Gross Carrying Amount	Accumulated Amortization	Average Remaining Life in Years	Gross Carrying Amount	Accumulated Amortization
Intangible Assets
Customer relationships	$381,713,639	$77,796,379	12	$380,862,639	$71,390,241
Noncompete agreements	418,322	172,621	6	412,949	151,028
Tradenames and trademarks	85,792,538	—	Indefinite	85,597,528	—
Other intangibles	58,449,459	41,684,970	7	58,404,905	41,279,081

	$526,373,958	$119,653,970		$525,278,021	$112,820,350

Changes to gross carrying amount of recognized intangible assets due to translation adjustments include an approximate $282,000 and $997,000 loss for the period ended March 27, 2021 and December 26, 2020, respectively. Amortization expense was approximately $6,832,000 and $6,710,000 for the three months ended March 27, 2021 and March 28, 2020, respectively.

The changes in the carrying amounts of goodwill for the period ended March 27, 2021 and December 26, 2020 were as follows:

Balance as of December 26, 2020	$259,422,822

Goodwill acquired during the period	929,276
Changes due to foreign currency fluctuations	11,058

Balance as of March 27, 2021	$260,363,156

6. Accrued Expenses

Accrued expenses are summarized as follows:

	March 27,	December 26,
	2021	2020
Sales tax payable	$1,417,994	$1,324,696
Interest payable	3,790,747	4,832,590
Contingent consideration payable - short term	4,000,000	4,000,000
Other accrued liabilities	9,137,840	5,294,414
Employee compensation	6,266,295	6,090,304
Customer deposits and allowances	15,275,853	10,780,783
Other	6,440,144	4,841,839

Total	$46,328,873	$37,164,627

Janus Midco, LLC

Notes to Consolidated Financial Statements

Other accrued liabilities consist primarily of deferred transaction related costs of $8,032,000 and $3,337,000 as of March 27, 2021 and December 26, 2020, respectively. Other consists primarily of property tax, freight accrual, Federal and State income taxes, legal, accounting and other professional fees.

7. Line of Credit

On February 12, 2018, the Company, through Intermediate and Janus International Group LLC, entered into a new revolving line of credit facility with a financial institution. The line of credit facility is for $50,000,000 with interest payments due in arrears. The interest rate on the facility is based on a base rate, unless a LIBOR Rate option is chosen by the Company. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate plus the LIBOR Rate Margin. If the Base Rate is elected, the interest computation is equal to the Base Rate plus the Base Rate Margin. At the beginning of each quarter the applicable margin is set and determined by the administrative agent based on the average net availability on the line of credit for the previous quarter. As of March 27, 2021 and December 26, 2020, the interest rate in effect for the facility was 3.5%. The line of credit is secured by accounts receivable and inventories. The Company incurred deferred loan costs in the amount of $1,058,000 which are being amortized over the term of the facility that expires on February 12, 2023, using the effective interest method. The amortization of the deferred loan costs is included in interest expense on the consolidated statements of operations and comprehensive income (loss) . The unamortized portion of the fees as of March 27, 2021 and December 26, 2020 was approximately $395,000 and $448,000, respectively. There was no outstanding balance on the line of credit as of March 27, 2021 and December 26, 2020.

8. Long-Term Debt

Long-term debt consists of the following:

	March 27,	December 26,
	2021	2020
Note payable - First Lien	$—	$562,363,000
Note payable - First Lien B2	—	73,875,000
Note payable - Amendment No. 3 First Lien	634,607,146	—

	634,607,146	636,238,000
Less unamortized deferred finance fees	10,753,495	12,110,329
Less current maturities	6,346,071	6,523,417

Total long-term debt	$617,507,580	$617,604,254

Notes Payable – First Lien and First Lien B2 – The First Lien notes payable was comprised of a syndicate of lenders that originated on February 12, 2018, in the amount of $470,000,000 with interest payable in arrears. The Company subsequently entered into the first amendment of the First Lien notes payable on March 1, 2019, to issue an additional tranche of the notes payable in the amount of $75,000,000 (First Lien B2), and the second amendment of the First Lien notes payable on August 9, 2019, to increase the first tranche of the notes payable by $106,000,000. Both tranches

Janus Midco, LLC

Notes to Consolidated Financial Statements

bore interest, as chosen by the Company, at a floating rate per annum consisting of LIBOR plus an applicable margin percent, and were secured by substantially all business assets. On July 21, 2020, the Company repurchased $1,989,000 principal amount of the First Lien (the “Open Market Purchase”) at an approximate $258,000 discount, resulting in a gain on the extinguishment of debt of approximately $258,000. Following the repurchase of the First Lien in the Open Market Purchase, approximately $563,806,000 principal amount of the 1st Lien remained outstanding.. The total interest rate for the First Lien was 4.75% as of December 26, 2020. Unamortized debt issuance costs were approximately $10,304,000 at December 26, 2020.

The First Lien B2 was comprised of a syndicate of lenders that originated on March 1, 2019, in the amount of $75,000,000 with interest payable in arrears. The outstanding loan balance was to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of June 2019 with the remaining principal due on the maturity date of February 12, 2025. As chosen by the Company, the First Lien B2 notes payable bore interest at a floating rate per annum consisting of LIBOR plus an applicable margin percent (total rate of 5.50% as of December 26, 2020.) The debt was secured by substantially all business assets. Unamortized debt issuance costs were approximately $1,806,000 as of December 26, 2020.

Notes Payable - Amendment No. 3 First Lien - On February 5, 2021, the Company completed a repricing of its First Lien and First Lien B2 Term Loans, in which the principal terms of the amendment was a reduction in the overall interest rate based upon the loan type chosen and a consolidation of the prior two outstanding tranches into a single tranche of debt with the syndicate. The Amendment No.3 First Lien is comprised of a syndicate of lenders originating on February 5, 2021 in the amount of $634,607,000 with interest payable in arrears. The outstanding loan balance is to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of March 2021 with the remaining principal due on the maturity date of February 12, 2025. As chosen by the Company, the amended loan bears interest at a floating rate per annum consisting of LIBOR, plus an applicable margin percent (total rate of 4.25% as of March 27, 2021). The debt is secured by substantially all business assets. Unamortized debt issuance costs are approximately $10,753,000 at March 27, 2021.

As a result of the transaction, the Company recognized a loss on extinguishment of approximately $1,421,000. The loss is included in Other income (expense) on the Consolidated Statements of Operations and Comprehensive Income (Loss).

As of March 27, 2021, and December 26, 2020, the Company maintained one letter of credit totaling approximately $295,000, on which there were no balances due.

In connection with the Company entering into the debt agreements discussed above, deferred finance fees were capitalized. These costs are being amortized over the terms of the associated debt under the effective interest rate method. Amortization of approximately $754,000 and $806,000 was recognized for the three months ended March 27, 2021 and March 28, 2020, respectively, as a component of interest expense, including those amounts amortized in relation to the deferred finance fees associated with the outstanding line of credit.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Aggregate annual maturities of long-term debt at March 27, 2021, are:

2021	$4,759,554
2022	6,346,072
2023	6,346,072
2024	6,346,072
2025	610,809,376

Total	$634,607,146

7. Line of Credit

On February 12, 2018, the Company, through Intermediate and Janus International Group LLC, entered into a new revolving line of credit facility with a financial institution. The line of credit facility is for $50,000,000 with interest payments due in arrears. The interest rate on the facility is based on a base rate, unless a LIBOR Rate option is chosen by the Company. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate plus the LIBOR Rate Margin. If the Base Rate is elected, the interest computation is equal to the Base Rate plus the Base Rate Margin. At the beginning of each quarter the applicable margin is set and determined by the administrative agent based on the average net availability on the line of credit for the previous quarter. As of March 27, 2021 and December 26, 2020, the interest rate in effect for the facility was 3.5%. The line of credit is secured by accounts receivable and inventories. The Company incurred deferred loan costs in the amount of $1,058,000 which are being amortized over the term of the facility that expires on February 12, 2023, using the effective interest method. The amortization of the deferred loan costs is included in interest expense on the consolidated statements of operations and comprehensive income (loss) . The unamortized portion of the fees as of March 27, 2021 and December 26, 2020 was approximately $395,000 and $448,000, respectively. There was no outstanding balance on the line of credit as of March 27, 2021 and December 26, 2020.

8. Long-Term Debt

Long-term debt consists of the following:

	March 27,	December 26,
	2021	2020
Note payable - First Lien	$—	$562,363,000
Note payable - First Lien B2	—	73,875,000
Note payable - Amendment No. 3 First Lien	634,607,146	—

	634,607,146	636,238,000
Less unamortized deferred finance fees	10,753,495	12,110,329
Less current maturities	6,346,071	6,523,417

Total long-term debt	$617,507,580	$617,604,254

Notes Payable – First Lien and First Lien B2 – The First Lien notes payable was comprised of a syndicate of lenders that originated on February 12, 2018, in the amount of $470,000,000 with interest payable in arrears. The Company subsequently entered into the first amendment of the First Lien notes payable on March 1, 2019, to issue an additional tranche of the notes payable in the amount of $75,000,000 (First Lien B2), and the second amendment of the First Lien notes payable on August 9, 2019, to increase the first tranche of the notes payable by $106,000,000. Both tranches bore interest, as chosen by the Company, at a floating rate per annum consisting of LIBOR plus an applicable margin

Janus Midco, LLC

Notes to Consolidated Financial Statements

percent, and were secured by substantially all business assets. On July 21, 2020, the Company repurchased $1,989,000 principal amount of the First Lien (the “Open Market Purchase”) at an approximate $258,000 discount, resulting in a gain on the extinguishment of debt of approximately $258,000. Following the repurchase of the First Lien in the Open Market Purchase, approximately $563,806,000 principal amount of the 1st Lien remained outstanding. The total interest rate for the First Lien was 4.75% as of December 26, 2020. Unamortized debt issuance costs were approximately $10,304,000 at December 26, 2020.

The First Lien B2 was comprised of a syndicate of lenders that originated on March 1, 2019, in the amount of $75,000,000 with interest payable in arrears. The outstanding loan balance was to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of June 2019 with the remaining principal due on the maturity date of February 12, 2025. As chosen by the Company, the First Lien B2 notes payable bore interest at a floating rate per annum consisting of LIBOR plus an applicable margin percent (total rate of 5.50% as of December 26, 2020.) The debt was secured by substantially all business assets. Unamortized debt issuance costs were approximately $1,806,000 as of December 26, 2020.

Notes Payable - Amendment No. 3 First Lien - On February 5, 2021, the Company completed a repricing of its First Lien and First Lien B2 Term Loans, in which the principal terms of the amendment was a reduction in the overall interest rate based upon the loan type chosen and a consolidation of the prior two outstanding tranches into a single tranche of debt with the syndicate. The Amendment No.3 First Lien is comprised of a syndicate of lenders originating on February 5, 2021 in the amount of $634,607,000 with interest payable in arrears. The outstanding loan balance is to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of March 2021 with the remaining principal due on the maturity date of February 12, 2025. As chosen by the Company, the amended loan bears interest at a floating rate per annum consisting of LIBOR, plus an applicable margin percent (total rate of 4.25% as of March 27, 2021). The debt is secured by substantially all business assets. Unamortized debt issuance costs are approximately $10,753,000 at March 27, 2021.

As a result of the transaction, the Company recognized a loss on extinguishment of approximately $1,421,000. The loss is included in Other income (expense) on the Consolidated Statements of Operations and Comprehensive Income (Loss).

As of March 27, 2021, and December 26, 2020, the Company maintained one letter of credit totaling approximately $295,000, on which there were no balances due.

In connection with the Company entering into the debt agreements discussed above, deferred finance fees were capitalized. These costs are being amortized over the terms of the associated debt under the effective interest rate method. Amortization of approximately $754,000 and $806,000 was recognized for the three months ended March 27, 2021 and March 28, 2020, respectively, as a component of interest expense, including those amounts amortized in relation to the deferred finance fees associated with the outstanding line of credit.

Aggregate annual maturities of long-term debt at March 27, 2021, are:

2021	$4,759,554
2022	6,346,072
2023	6,346,072
2024	6,346,072
2025	610,809,376

Total	$634,607,146

Janus Midco, LLC

Notes to Consolidated Financial Statements

9. Business Combination

G & M Stor-More Pty Ltd Acquisition

On January 19, 2021, the Company, through its wholly owned subsidiary Steel Storage Australia Pty Ltd. acquired 100% of the net assets of G & M Stor-More Pty Ltd. for total cash consideration of approximately $1,739,000. In aggregate, $814,000 was attributed to intangible assets, $929,000 was attributable to goodwill, and ($4,000) was attributable to net liabilities assumed. The goodwill arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company and Steel Storage. All of the goodwill was assigned to the Janus International segment of the business and is not deductible for income tax purposes.

The weighted-average amortization of acquired intangibles is 11.6 years.

During 2021, the Company incurred approximately $105,000 of third-party acquisition costs. These expenses are included in general and administrative expense of the Company’s Consolidated Statement of Operations and Comprehensive Income (Loss) for the three months ended March 27, 2021.

Pro forma results of operations for this acquisition have not been presented because the acquisition occurred at the beginning of this reporting period and the historic results of operations for G & M Stor-More Pty Ltd. are not material to the consolidated results of operations in the prior year.

10. Equity Incentive Plan and Unit Option Plan

2018 Equity Incentive Plan

Effective March 15, 2018, Midco implemented an equity incentive program designed to enhance the profitability and value of its investment for the benefit of its members by enabling the Company to offer eligible individuals equity-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interest between such individuals and the Holdco’s members.

A summary of the status of the Class B unit award activity for the three months ended March 27, 2021 is presented in the table below:

	Grant Units	Vested Units	Non-Vested Units
Balance as of December 26, 2020	19,745	4,478	15,267

Granted	—	—	—
Vested	—	448	(448)
Forfeiture	—	—	—

Balance as of March 27, 2021	19,745	4,926	14,819

Janus Midco, LLC

Notes to Consolidated Financial Statements

11. Related Party Transactions

Holdco, on behalf of the Company, has entered into a Management and Monitoring Services Agreement (MMSA) with the Class A Preferred Unit holders group. The Company paid management fees to the Class A Preferred Unit holders group of approximately $2,615,000 and $1,929,000 for the three months ended March 27, 2021 and March 28, 2020, respectively. Approximately $869,000 of the Class A Preferred Unit holders group management fees were accrued and unpaid as of December 26, 2020 and no fees were accrued and unpaid as of March 27, 2021.

As of March 28, 2020, there were related party sales of approximately $1,000 from the Company to its Mexican Joint Venture and no related party sales as of March 27, 2021.

The Company leases a manufacturing facility in Butler, Indiana, from Janus Butler, LLC, an entity wholly owned by a member of the board of directors of Midco. Rent payments paid to Janus Butler, LLC for the three months ended March 27, 2021 and March 28, 2020, were approximately $49,000 and $36,000, respectively. The lease extends through July 31, 2021, with monthly payments of approximately $12,000 with an annual escalation of 1.5%.

The Company is a party to a lease agreement with 134 Janus International, LLC, an entity majority owned by a member of the board of directors of Midco. Rent payments paid to 134 Janus International, LLC in the three months ended March 27, 2021 and March 28, 2020, were approximately $114,000 and $112,000, respectively. The lease extends through September 30, 2021, with monthly payments of approximately $38,000 per month with an annual escalation of 2.5%.

The Company leases a distribution center in Fayetteville, Georgia from French Real Estate Investments, LLC, an entity partially owned by a unit holder of the Company. Rent payments paid to French Real Estate Investments, LLC for the three months ended March 27, 2021 and March 28, 2020, were approximately $26,000 and $26,000, respectively. The lease extends through July 31, 2022, with monthly payments of approximately $9,000 per month. The Company additionally acquired a lease agreement with ASTA Investment, LLC, for a manufacturing facility in Cartersville, Georgia an entity partially owned by a unit holder of the Company. The original lease term began on April 1, 2018 and extended through March 31, 2028 and was amended in March 2020 to extend the term until March 1, 2030, with monthly lease payments of $66,000 per month with an annual escalation of 2.0%. Rent payments to ASTA Investment, LLC for the three months ended March 27, 2021 and March 28, 2020, were approximately $198,000 and $149,000, respectively.

12. Revenue Recognition

The Company accounts for a contract with a customer when both parties have approved the contract and are committed to perform their respective obligations, each party’s rights and payment terms can be identified, the contract has commercial substance, and it is probable that the Company will collect substantially all of the consideration to which it is entitled. Revenue is recognized when, or as, performance obligations are satisfied by transferring control of a promised good or service to a customer.

Contract Balances

Contract assets are the rights to consideration in exchange for goods or services that the Company has transferred to a customer when that right is conditional on something other than the passage of time. Contract assets primarily result from contracts that include installation which are billed via payment requests that are submitted in the month following the period during which revenue was recognized. Contract liabilities are recorded for any services billed to customers and not yet recognizable if the contract period has commenced or for the amount collected from customers in advance

Janus Midco, LLC

Notes to Consolidated Financial Statements

of the contract period commencing. Contract assets are disclosed as costs and estimated earnings in excess of billings on uncompleted contracts, and contract liabilities are disclosed as billings in excess of costs and estimated earnings on uncompleted contracts in the consolidated balance sheet. Contract balances for the three months ended March 27, 2021 were as follows:

March 27,
2021
Contract assets, beginning of the year	$11,398,934

Contract assets, end of the period	12,319,195

Contract liabilities, beginning of the year	21,525,319

Contract liabilities, end of the period	$19,871,491

During the three months ended March 27, 2021, the Company recognized revenue of approximately $14,116,000 related to contract liabilities at December 26, 2020. This reduction was offset by new billings of approximately $12,463,000 for product and services for which there were unsatisfied performance obligations to customers and revenue had not yet been recognized as of March 27, 2021.

Disaggregation of Revenue

The principal categories we use to disaggregate revenues are by timing and sales channel of revenue recognition. The following disaggregation of revenues depict the Company’s reportable segment revenues by timing and sales channel of revenue recognition for the three months ended March 27, 2021 and March 28, 2020:

Revenue by Timing of Revenue Recognition

	Three Months Ended
Reportable Segments by Timing of Revenue Recognition	March 27, 2021	March 28, 2020
Janus North America
Goods transferred at a point in time	$120,893,159	$104,525,473
Services transferred over time	25,641,256	23,905,690

	146,534,415	128,431,163

Janus International
Goods transferred at a point in time	7,073,066	$6,492,069
Services transferred over time	5,486,786	$5,797,195

	12,559,852	12,289,264

Eliminations	(6,269,999)	(2,906,632)

Total Revenue	$152,824,268	$137,813,795

Janus Midco, LLC

Notes to Consolidated Financial Statements

Revenue by Sale Channel Revenue Recognition

	Three Months Ended
Reportable Segments by Sales Channel Revenue Recognition	March 27, 2021	March 28, 2020
Janus North America
Self Storage-New Construction	$48,700,531	$61,460,169
Self Storage-R3	39,331,457	37,570,119
Commercial and Others	58,502,427	29,400,875

	146,534,415	128,431,163

Janus International
Self Storage-New Construction	8,901,413	8,411,053
Self Storage-R3	3,658,439	3,878,211

	12,559,852	12,289,264

Eliminations	(6,269,999)	(2,906,632)

Total Revenue	$152,824,268	$137,813,795

13. Income Taxes

The Company is a limited liability company taxed as a partnership for U.S. federal income tax purposes. The Company is generally not directly subject to income taxes under the provisions of the Internal Revenue Code and most applicable state laws. Therefore, taxable income or loss is reported to the member for inclusion on its respective tax returns.

The provision for income taxes for the three months ended March 27, 2021 and March 28, 2020 includes amounts related to entities within the group taxed as corporations in the United States, United Kingdom, France, Australia, and Singapore. The Company determines its provision for income taxes for interim periods using an estimate of its annual effective tax rate on year to date ordinary income and records any changes affecting the estimated annual effective tax rate in the interim period in which the change occurs. Additionally, the income tax effects of significant unusual or infrequently occurring items are recognized entirely within the interim period in which the event occurs.

During the three months ended March 27, 2021 and March 28, 2020, the Company recorded a total income tax (benefit) provision of approximately ($155,000) and $370,000 on pre-tax income of approximately $14,564,000 and $10,322,000 resulting in an effective tax rate of (1.0%) and 3.6%, respectively. The effective tax rates for these periods were primarily impacted by statutory rate differentials, changes in estimated tax rates, and permanent differences.

14. Net Income Per Unit

During the three months ended March 27, 2021 and March 28, 2020, the Company computed net income per unit (EPU) using the two-class method required for participating securities. The two-class method requires net income to be allocated between common units and participating securities based upon their respective rights to receive distributions as if all income for the period had been distributed.

The Class A preferred units are entitled to receive distributions prior and in preference on Class A preferred unit unpaid cumulative dividends (“Unpaid Preferred Yield”) followed by Class A preferred unit capital contributions that have not been paid back to the holders (the “Unreturned Capital”). Vested Class B common units participate in the remaining distribution on a pro-rata basis with Class A preferred units if they have met the respective Participation Threshold and, if applicable, the Target Value defined in the respective Unit Grant Agreement. Unvested Class B common units are participating securities in periods where net profit was allocated to the respective capital accounts and tax

Janus Midco, LLC

Notes to Consolidated Financial Statements

distributions are declared to the respective holders. The holders of Class A preferred units and unvested Class B common units are not contractually obligated to fund the Company’s losses regardless of whether the Company is liquidating. As such, in periods of net loss or periods where total distribution exceeds the net income, all such losses will be allocated to Class B common units.

During the three months ended March 27, 2021 and March 28, 2020, unvested Class B Time Vesting Units did not receive tax distributions and were not participating securities for the basic EPU calculation. Class A preferred units were allocated net income for Unpaid Preferred Yield accrued in the three months ended March 27, 2021 and March 28, 2020 and were allocated tax distributions declared and paid. The undistributed net income was allocated entirely to Class A preferred units for the three months ended March 27, 2021 and March 28, 2020 as its holders are entitled to preferred distributions on Unreturned Capital prior and in preference to the vested Class B common units.

The following table sets forth the computation of basic and diluted EPU attributable to common and participating unit holders for the three months ended March 27, 2021 and March 28, 2020:

	Three Months Ended
	March 27, 2021		March 28, 2020
Numerator:	Class A Preferred Units	Class B Common Units	Class A Preferred Units	Class B Common Units
Net income attributable to unit holders:
Distributions	95,883	—	54,484	—
Unpaid cumulative preferred distribution	2,097,824	—	3,039,693	—
Allocation of undistributed income attributable to unit holders	12,525,114	—	6,857,853	—

Basic	$14,718,821	$—	$9,952,030	$—
(Subtract) Add: undistributed income (loss) allocated to participating securities	(12,525,114)	12,525,114	(6,857,853)	6,857,853
Reallocation of undistributed earnings (loss) to participating securities	12,525,114	(12,525,114)	6,857,853	(6,857,853)

Diluted	$14,718,821	$—	$9,952,030	$—
Denominator:

Weighted average number of units:
Basic	189,044	4,907	189,044	2,964
Adjustment for dilutive effect of unvested Class B common units	—	4,503	—	5,737

Diluted	189,044	9,410	189,044	8,701

Basic net income per unit attributable to unit holders	$77.86	$—	$52.64	$—
Diluted net income per unit attributable to unit holders	$77.86	$—	$52.64	$—

15. Segments Information

The Company operates its business and reports its results through two reportable segments: Janus North America and Janus International, in accordance with ASC Topic 280, Segment Reporting. The Janus International segment is comprised of JIE with its production and sales located largely in Europe. The Janus North America segment is comprised of all the other entities including Janus Core, BETCO, NOKE, ASTA, Janus Door and Steel Door Depot.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Summarized financial information for the Company’s segments is shown in the following tables:

	March 27,	March 28,
	2021	2020
Revenue
Janus North America	$146,534,415	$128,431,163
Janus International	12,559,852	12,289,264
Intersegment	(6,269,999)	(2,906,632)

Consolidated Revenue	$152,824,268	$137,813,795

Operating Income
Janus North America	$23,915,308	$19,439,899
Janus International	306,671	706,306
Eliminations	26,885	41,871

Total Segment Operating Income	$24,248,864	$20,188,076

Depreciation Expense
Janus North America	$1,366,590	$1,299,185
Janus International	106,409	130,736

Consolidated Depreciation Expense	$1,472,999	$1,429,921

Amortization of Intangible Assets
Janus North America	$6,413,650	$6,414,198
Janus International	418,494	295,352

Consolidated Amortization Expense	$6,832,144	$6,709,550

	March 27,	December 26,
	2021	2020
Identifiable Assets
Janus North America	$843,686,183	$820,259,539
Janus International	55,060,001	53,219,206

Consolidated Assets	$898,746,184	$873,478,745

16. Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

Janus Midco, LLC

Notes to Consolidated Financial Statements

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company.

Self-Insurance

Under the Company’s workers’ compensation insurance program, coverage is obtained for catastrophic exposures under which the Company retains a portion of certain expected losses. Provision for losses expected under this program is recorded based upon the Company’s estimates of the aggregate liability for claims incurred and totaled approximately $451,000 and $391,000 as of March 27, 2021, and December 26, 2020, respectively. The amount of actual losses incurred could differ materially from the estimates reflected in these consolidated financial statements.

Under the Company’s health insurance program, coverage is obtained for catastrophic exposures under which the Company retains a portion of certain expected losses. The Company has stop loss insurance for claims in excess of $250,000 and $250,000 as of March 27, 2021 and December 26, 2020, respectively. Provision for losses expected under this program is recorded based upon the Company’s estimates of the aggregate liability for claims incurred and totaled approximately $656,000 and $916,000 as of March 27, 2021 and December 26, 2020, respectively. The amount of actual losses incurred could differ materially from the estimates reflected in these consolidated financial statements.

17. Subsequent Events

For the interim consolidated financial statements as of March 27, 2021, the Company has evaluated subsequent events through the financial statements issuance date.